UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VONAGE HOLDINGS CORP.

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Ericsson to acquire Vonage for USD 6.2 billion

A note from: Rory Read Chief Executive Officer

Team,

Today, Vonage is taking an exciting step forward in our journey to accelerate the world’s ability to connect and help our customers do what’s next now to stay ahead. Earlier this morning, we announced an agreement to be acquired by Ericsson, further accelerating our shared vision of leading and creating technology and services that are changing the world. You can read the press release we issued here.

As you may know, Ericsson is a Swedish multinational networking and telecommunications company and one of the leading providers of Information and Communication Technology. Its offering ranges across Networks, Digital Services, Managed Services and Emerging Business, powered by 5G and IoT platforms. By joining Ericsson, we can deliver significant value for our customers, partners, developers, shareholders, and you, the Vonage team.

You have heard me talk about the convergence of the internet, mobility, the cloud and powerful 5G networks that are forming the digital transformation and intelligent communications wave, driving a secular change in the way businesses operate. The combination of our two companies offers exciting new opportunities for customers, partners and team members to capture this next wave.

Ericsson recognizes the value we bring to our customers across our full offering of unified communications, contact center and APIs, and are impressed with our transformation and growth. Ericsson intends to add investment to Vonage’s current business – both in R&D and sales and marketing—to accelerate growth. They also appreciate the talent of our incredible global team and understand the power of our VCP platform.

Ericsson and Vonage have a shared ambition to accelerate our long-term growth strategy. The combination of Vonage’s customer base and developer community and Ericsson’s deep network expertise, 26,000 R&D specialists and global reach creates opportunities to accelerate standalone strategies and innovation in the market. Together, we can benefit from even greater opportunities to serve our customers and create value far exceeding what would otherwise be possible independently. This includes bringing the power of the 4G and 5G network to the developer—wherever and whenever they need it—and ensuring the quality of critical services like remote telemedicine, immersive virtual education and autonomous vehicles as well as experiential performance benefits in gaming, augmented and extended reality, over wireless.

I recognize that you will have many questions, and we will address all of them as we can, but let me answer a few that I know are top of mind.

The definitive agreement was signed today, and we expect the transaction to close within the first half of 2022. Upon closing of the transaction, the entirety of the company will become wholly owned by Ericsson, which includes our Vonage team members and the Executive Leadership Team (ELT). Vonage will report as an independent entity within Ericsson. It will retain its own name and brand, and I will become a part of Ericsson’s Executive Team, reporting to President and CEO, Börje Ekholm. We will continue to operate under the Vonage brand within Ericsson, and execute on our strategy and growth plans.

Please remember that today is the first step and until closing Vonage and Ericsson will continue to operate as separate companies. This means that it will continue to be business as usual for all of us. As always, we are focused on delivering on our commitments to our customers as we continue to realize our vision of accelerating the world’s ability to connect, driven by accountability, collaboration, trust and excellence. Vonage Does That.

I look forward to our All Hands meeting to share my thoughts and answer any questions. After this, if you have additional questions, please talk to your manager or email VonageFAQ@vonage.com and we will provide answers as soon as we can.

Given the significance of this news, it is important for Vonage to speak with one voice. If you receive inquiries from the media, industry analysts or any external parties, please refer them to Jo Ann Tizzano, joann.tizzano@vonage.com. If you receive inquiries from the investment community, please refer them to Monica Gould at ir@vonage.com.

Lastly, in order to comply with the legal requirements of the transaction, we ask that you do not comment publicly, including on social media, about the transaction. However, you can share the news through approved company posts on Vonage channels or through GaggleAMP.

On behalf of the ELT and our Board, I want to express my tremendous gratitude for all that you’ve done to support our successful transformation to date and all we will accomplish together as a Vonage team today and as part of Ericsson in the future as we continue on our journey. I hope you are as excited as we are about what this next chapter holds.

Rory

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Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY WHEN FILED WITH THE SEC, AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, via email at ir@vonage.com. The Company’s filings with the SEC are also available on the Company’s website at https://ir.vonage.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 26, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the effects of the proposed acquisition of the Company by Ericsson, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.